EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-165369, 333-145424 and 333-227801 of Ark Restaurants Corp. on Form S-8 of our report dated December 19, 2024 with respect to the consolidated financial statements of Ark Restaurants Corp. and Subsidiaries as of September 28, 2024 and September 30, 2023 and for each of the years in the two-year period ended September 28, 2024 appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 28, 2024.

/s/ CohnReznick LLP Melville, New York December 19, 2024